UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2022

GATOS SILVER, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39649 (Commission File Number)	27-2654848 (I.R.S. Employer Identification No.)

8400 E. Crescent Parkway, Suite 600 Greenwood Village, CO (Address of principal executive offices)	80111 (Zip Code)

Registrant’s telephone number, including area code: (720) 726-9662

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GATO	New York Stock Exchange
Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2022, Gatos Silver, Inc. (the “Company”) announced that André van Niekerk has been appointed as the Company’s Chief Financial Officer, effective July 1, 2022. Mr. van Niekerk will be responsible for directing all the Company’s activities related to financial matters and will be a key member of the executive team in helping to set the Company’s overall strategy. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Mr. van Niekerk has over 23 years of progressive experience with an excellent track record of success in the mining industry. He joins the Company from Nevada Copper Corp., where he served as Chief Financial Officer since 2020. He was instrumental in helping to transition Nevada Copper from a development asset to an operating mine and led several successful equity offerings and debt restructurings. Previously, Mr. van Niekerk was Executive Vice President and Chief Financial Officer at Golden Star Resources, an established gold mining company that operates in Ghana. During his 14 years at Golden Star, Mr. van Niekerk progressed through various key operational and financial roles with a constant focus on business improvement and value creation. Mr. van Niekerk began his career at KPMG in South Africa and Denver in various advisory and audit roles. He holds bachelor’s degrees in accounting from both the University of South Africa and University of Pretoria. Mr. van Niekerk is a Certified Public Accountant.

There are no arrangements or understandings between Mr. van Niekerk and any other person pursuant to which he was appointed to serve as the Company’s Chief Financial Officer. There are no family relationships between Mr. van Niekerk and any director or executive officer of the Company. Other than as described below and a customary indemnification agreement with the Company, the form of which was filed as Exhibit 10.15.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, there are no transactions between Mr. van Niekerk and the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. van Niekerk’s appointment, the Company issued an offer letter that was accepted by Mr. van Niekerk (the “Offer Letter”). Mr. van Niekerk will receive an annual base salary of $375,000. In addition, Mr. van Niekerk will be considered for an annual target bonus equal to 80% of his annual salary based on objective or subjective criteria established by the Compensation and Nominating Committee of the Company’s Board of Directors in its sole discretion based upon Mr. van Niekerk’s performance, the Company’s performance for the relevant year and as approved by the Company’s Board of Directors. Upon the lifting of the Company’s blackout period and the management cease trade order, Mr. van Niekerk will be granted a one-time award of 332,500 option-equivalent units (the “Sign-On Award”). The Sign-On Award may be awarded as 100% in stock options, 75% in stock options and the remainder in RSUs, or 50% in stock options and the remainder in RSUs, as determined by the Compensation and Nominating Committee of the Company’s Board of Directors in its discretion at the time of grant. For the Sign-On Award, each stock option is valued as one option-equivalent unit and each RSU is valued as two option-equivalent units. The options granted as part of the Sign-On Award are subject to the terms and conditions applicable to options granted under the Company’s stock option plan and will vest in three equal tranches, the first of which will vest on the first anniversary of employment with the Company and annually thereafter, subject to continued employment with the Company on each vesting date. Any RSUs granted as part of the Sign-On Award will vest on the third anniversary of employment with the Company, subject to continued employment with the Company on the vesting date. Mr. van Niekerk will also be eligible to participate in the Company’s long-term incentive plan.

If Mr. van Niekerk’s employment is terminated by the Company for any reason other than for cause, or if Mr. van Niekerk resigns for Good Reason (as defined in the Offer Letter), Mr. van Niekerk will be entitled to receive severance equivalent to 12 months of his base salary plus annual bonus based upon the average of the prior two years of bonus payments. If there is a change in control of the Company and Mr. van Niekerk’s employment is terminated by the Company within a year of such change in control for any reason other than for cause, or if Mr. van Niekerk resigns for Good Reason after such change of control, Mr. van Niekerk will be entitled to receive severance equivalent to 24 months of his base salary plus annual bonus based upon the average of the prior two years of bonus payments.

Mr. van Niekerk is expected to enter into an employment agreement with the Company consistent with the terms of the Offer Letter.

The foregoing description of the Offer Letter and the anticipated employment agreement is not complete and is qualified in its entirety by reference to the full text of the employment agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 or a Current Report on Form 8-K.

Item 8.01. Other Events.

On June 28, 2022, the Company announced that James Woeller has been appointed as the Company’s Vice President, Corporate Development and Business Improvement, effective July 16, 2022. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Prior to joining the Company, Mr. Woeller served as Director, Strategy and Business Analysis at Teck Resources Limited. Mr. Woeller is an experienced mining professional with over 10 years of progressive experience in strategic, commercial, and financial planning roles, including numerous corporate development roles and more than three years as the business development manager on Teck’s QB2 project where he advanced numerous optimization initiatives and was the in-country lead on the successful partnering process of a 30% stake to Japanese partners. Mr. Woeller holds a Bachelor of Applied Science (Mining) from Queen’s University and a Master of Science in Mineral Economics from the Colorado School of Mines. Mr. Woeller holds a Chartered Financial Analyst designation.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated June 28, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATOS SILVER, INC.

Date: June 28, 2022	By:	/s/ Dale Andres
Dale Andres
Chief Executive Officer